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                                                                    EXHIBIT 99.6

                                  ANESTA CORP.

                 1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                          ADOPTED ON DECEMBER 22, 1993
                  APPROVED BY STOCKHOLDERS ON JANUARY 14, 1994
                    AMENDED BY THE BOARD ON FEBRUARY 26, 1998
                    APPROVED BY STOCKHOLDERS ON JUNE 23, 1998
                      AMENDED BY THE BOARD ON JUNE 23, 1998
                      AMENDED BY THE BOARD ON APRIL 6, 1999


1.       PURPOSE

         (a) The purpose of the 1993 Non-Employee Directors' Stock Option Plan (the "Plan") is to provide a means by which each director of Anesta Corp. (the "Company") who is not otherwise an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

         (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

         (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.       ADMINISTRATION

         (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b).

         (b) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.


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3.       SHARES SUBJECT TO THE PLAN

         (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate three hundred fifty thousand (350,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.       ELIGIBILITY

         Options shall be granted only to Non-Employee Directors of the Company.

5.       NON-DISCRETIONARY GRANTS

         (a) Upon the effective date of the initial public offering of shares of the Company's Common Stock (the "IPO Date"), each person who is then a Non-Employee Director shall be granted an option to purchase ten thousand (10,000) shares of common stock of the Company on the terms and conditions set forth herein (the "Initial Option").

         (b) Each person who is, after the IPO Date and on or before June 23, 1998, elected for the first time to be a Non-Employee Director shall, upon the date of his initial election to be a Non-Employee Director by the Board or stockholders of the Company, be granted an option to purchase ten thousand (10,000) shares of common stock of the Company on the terms and conditions set forth herein. Each person who is, after June 23, 1998, elected for the first time to be a Non-Employee Director shall, upon the date of his initial election to be a Non-Employee Director by the Board or stockholders of the Company, be granted an option to purchase fifteen thousand (15,000) shares of common stock of the Company on the terms and conditions set forth herein.

         (c) On January 1 of each year, commencing with January 1, 1995 and ending on January 1, 1997, each person who is then a Non-Employee Director and has been a Non-Employee Director for at least three (3) months shall be granted an option to purchase one thousand five hundred (1,500) shares of common stock of the Company. In addition, each Non-Employee Director who received an option grant hereunder on January 1, 1997 and who is reelected at the 1997 annual meeting of the Company's stockholders shall, upon such reelection, be granted an option to purchase three thousand five hundred (3,500) shares of Common Stock of the Company. Furthermore, immediately following each annual meeting of the Company's stockholders, commencing with the 1998 Annual Stockholders Meeting, each person who is then a Non-Employee Director shall be granted an option to purchase five thousand (5,000) shares of the Common Stock of the Company. Collectively, the options granted pursuant to this


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subparagraph 5(c) are the "Annual Options," and all such Annual Options shall be made on the terms and conditions set forth in this Plan.

         (d) Effective with respect to Board meetings occurring after June 23, 1998, each Director who attends a meeting of the Board of Directors in person or by conference telephone shall be granted an option to purchase 400 shares of Common Stock. Such options shall be granted as of the date of such meeting.

         (e) Each director who is serving as a chair of a committee of the Board of Directors as of the date of each Stockholders Annual Meeting, commencing with the Annual Meeting of Stockholders held on June 23, 1998, shall be granted an option to purchase 2,000 shares of Common Stock. Such options shall be granted as of the date of such annual meeting.

6.       OPTION PROVISIONS

         Each option shall contain the following terms and conditions:

         (a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") five (5) years from the date of grant. If the optionee's service as a Non-Employee Director of the Company terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date three (3) months following the date of termination of service; provided, however, that if such termination of service is due to the optionee's death, the option shall terminate on the earlier of the Expiration Date or six (6) months following the date of the optionee's death. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Non-Employee Director of the Company only as to that number of shares as to which it was exercisable on the date of termination of such service under the provisions of subparagraph 6(e).

         (b) Subject to subparagraph 4(b), the exercise price of each Initial Option shall be equal to the price to the public of the stock in the Company's initial public offering subject to such option. The exercise price of all other options shall be equal to the fair market value of the stock subject to such option at the close of the market on the day before the date such option is granted.

         (c) Payment of the exercise price of each option is due in full in cash upon any exercise when the number of shares being purchased upon such exercise is less than 1,000 shares; but when the number of shares being purchased upon an exercise is 1,000 or more shares, the optionee may elect to make payment of the exercise price under one of the following alternatives:

                  (i) Payment of the exercise price per share in cash at the time of exercise; or

                  (ii) Provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens,


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claims, encumbrances or security interest, which common stock shall be valued at fair market value on the date preceding the date of exercise; or

                  (iii) Payment by a combination of the methods of payment specified in subparagraph 6(c)(i) and 6(c)(ii) above.

         Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of shares of the Company's common stock.

         (d) Unless otherwise provided in an option, each option shall not be transferable except by will or by the laws of descent and distribution, or pursuant to a domestic relations order and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his guardian or legal representative. Notwithstanding the foregoing, the optionee may during his or her lifetime designate a person to receive and exercise any of the options following the optionee's death.

         (e) The Annual Options shall become exercisable in equal annual installments over a period of three (3) years from the date of grant, commencing on the date one year after the date of grant of the Annual Options, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or as an employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment. All other options shall become exercisable in installments over a period of four years from the date of grant at the rate of two thousand five hundred (2,500) shares in four (4) equal annual installments commencing on the date one year after the date of grant of such option, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or as an employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

         (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and
(ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.


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         (g) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.       COVENANTS OF THE COMPANY

         (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.       USE OF PROCEEDS FROM STOCK

         Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.       MISCELLANEOUS

         (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

         (b) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or stockholders or any Affiliate to terminate the service of any Non-Employee Director with or without cause.

         (c) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

         (d) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make


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arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

10.      ADJUSTMENTS UPON CHANGES IN STOCK

         (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

         (b) For purpose of this Section 10(b), "Change of Control" means (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (4) if any person or group (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended, and the regulations promulgated thereunder) acquires voting securities representing 50% or more of the voting power of the Company's outstanding voting securities; or (5) if any person or group acquires voting securities representing 30% or more of the voting power of the Company's outstanding voting securities and the Board of Directors declares that a Change of Control has occurred. Upon the occurrence of a Change of Control prior to June 1, 1999, any surviving corporation shall assume any options outstanding under the Plan or, if the Company is the surviving corporation, such options shall continue in full force and effect. Upon the occurrence of a Change of Control on or after June 1, 1999, any unvested options granted under this Plan that are then outstanding shall accelerate and immediately become vested and exercisable.

11.      AMENDMENT OF THE PLAN

         (a) The Board at any time, and from time to time, may amend the Plan. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent such stockholder approval is required by any Nasdaq or securities exchange listing requirements.

         (b) Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment unless
(i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.


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12.      TERMINATION OR SUSPENSION OF THE PLAN

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 22, 2003. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

         (c) The Plan shall terminate upon the occurrence of any of the events described in Section 10(b) above.

13.      EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE

         (a) The Plan shall become effective upon adoption by the Board of Directors, subject to the condition subsequent that the Plan is approved by the stockholders of the Company.

         (b) No option granted under the Plan shall be exercised or exercisable unless and until the condition of subparagraph 13(a) above has been met.



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